EXHIBIT 10.1






                                Robert A. Mayer



Mr. Donald Sinkin
Disc Graphics, Inc.
10 Gilpin Avenue
Hauppauge, NY 11788

Re:      Exchange of Warrants

Dear Mr. Sinkin:

     This letter will serve to confirm the agreement of the undersigned and Disc Graphics, Inc. (the "Company") with respect to the issuance by the Company to the undersigned of Common Stock in exchange for the 548,300 Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants") owned by the undersigned at the rate of one share of Common Stock, par value $.01 per share for each 8.5 Class A Warrants. The undersigned hereby acknowledges that this exchange was initiated by the undersigned upon the terms made available by the Company in its exchange offer dated July 11, 1997.

     Effective upon the execution and delivery of this letter agreement by the Company, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to all such Class A Warrants. The undersigned hereby represents and warrants that the undersigned has full power and authority to exchange, assign and transfer the Class A
Warrants delivered herewith and to acquire the Common Stock issuable upon exchange of such Class A Warrants and that, when the same are accepted for exchange by the Company, the Company will acquire good and marketable title thereto, free and clear of all liens, restrictions, charges and encumbrances and that such Class A Warrants are not subject to any adverse claim. The undersigned has delivered herewith the 548,300 Class A Warrants, together with executed stock powers with the signature guaranteed by an eligible guarantor institution. The undersigned, upon request, will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange, assignment and transfer of the Class A Warrants.

     If the terms of the exchange are acceptable to the Company, please so indicate in the space provided below for your signature, whereupon this agreement will become binding upon the undersigned and the Company. In such event, within three business days from the date of its execution and delivery of this letter, the Company will cause the issuance to the undersigned of 64,505 shares of Common Stock and the delivery to the undersigned of a check for the balance of .88 of a share multiplied by the last reported sale price of the shares of the Company's Common Stock on the last business day prior to the date of such execution as reported on the Nasdaq SmallCap Market.

                              Sincerely,



                              /s/ Robert A. Mayer
                              Robert A. Mayer



ACCEPTED AND AGREED:

DISC GRAPHICS, INC.


By: /s/ Margaret Krumholz
Its: CFO
Dated:  4/21/98